UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2015

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On August 19, 2014, Northwest Biotherapeutics, Inc. (the “Company”) issued $17.5 million aggregate principal amount of 5.00% Convertible Senior Notes due 2017 (the “Notes”). The initial conversion price of the Notes was $7.30 per share (defined in the indenture as a conversion rate of 136.9113 shares of the Company’s common stock per $1,000 principal amount of Notes). Pursuant to the terms of the Notes, the conversion price was subject to a one-time reset pursuant to which the conversion price was to be reset to 110% of the Company’s stock price for the ten trading days ending February 15, 2015, but subject to a ceiling of $7.30 and a floor of $5.84.

Following this one-time reset, the conversion price for any conversion of the Notes into equity is now $6.60 per share (151.4142 shares per $1,000).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: February 23, 2015	By: /s/ Linda Powers
Name: Linda Powers Title: Chief Executive Officer and Chairman